Exhibit 10.46

MEMORANDUM

OF

TENANCY

Biopolis

(Office / Retail)

EASEMENTS, RIGHTS AND PRIVILEGES

A
The full right and liberty for the Tenant and the persons authorised by him (in common with all other persons entitled to the like right), at all times, by day or night to go, pass and repass over and along the main entrance of the Building and the common passageways, landings and stairways and to use the lifts PROVIDED THAT the Tenant shall not cause or permit any obstruction to the common passageways, landings, stairways and other common parts of and accesses to the Building.

B
The free and uninterrupted passage and running of water, electricity and gaseous products from and to the Premises through the sewers, drains, water-courses, channels, pipes, shafts, flues, cables and wires which now are or may at any time during the Term be in, under or passing through the Building.

C	The right of support and protection for the benefit of the Premises as is now enjoyed from the other premises and all other parts of the Building.

EXCEPTIONS AND RESERVATIONS

BUT RESERVING unto the Landlord and all others to whom the Landlord has granted or may grant :

D	The easements, rights and privileges over, along and through the Premises equivalent to those above.

E	All other easements, ancillary rights and obligations as are or may be implied by the Land Titles Act.

F	The free and uninterrupted passage and running of telecommunication facilities from, through and to the Premises.

G	The right of support and protection for the benefit of the other premises and all other parts of the Building as is now enjoyed from the Premises.

H
The right to develop, redevelop, erect, alter or in any way deal with or use or let the Building or any other part of Biopolis in such manner as shall be approved by the Landlord, the superior lessor or the Authorities notwithstanding that the access of light or air or any easement granted or appertaining to or enjoyed with the Premises may be obstructed or interfered with or that the Tenant might otherwise be entitled to object.

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COVENANTS AND CONDITIONS

Definitions
1.1	The following expressions shall have the following meanings :

(a)	"Air-Conditioning	:	As defined in the Tenancy. Charge"

(b)	"Authorities"	:	All relevant governmental and statutory authorities.

(c)	"Biopolis"
The estate in which the Building is situated and of which it forms a part, including but not limited to the Carpark, compounds, grounds, gardens, bin centres, structures, other buildings and drains, cables and pipes above or below ground in the estate.

(d)	"Building"	:	The building in which the Premises is situated and of which it forms a part, including but not limited to the common parts and other premises in the building.

(e)	"Carpark"	:	All parking lots, driveways, roads, ramps and loading bays, whether within or outside any building, in Biopolis.

(f)	"Commencement Date"	:	As defined in the Tenancy.

(g)	"Law"	:	All laws, statutes, legislation, by-laws, rules, orders or regulations now or hereafter in force.

(h)	"Landlord"	:	The Jurong Town Corporation (also known as "JTC Corporation") incorporated under the Jurong Town Corporation Act, its successors-in-title, and assigns.

(i)	"Premises"	:	As defined in the Tenancy.

(j)	"Rent"	:	As defined in the Tenancy.

(k)	"Service Charge"	:	As defined in the Tenancy.

(I)	"Tenant"	:	The Tenant as defined in the Tenancy and includes his personal representatives, successors-in-title, and permitted assigns (if any).

(m)	"Tenancy"	:	The tenancy offer made by the Landlord to the Tenant in respect of the Premises and duly accepted by the Tenant.

(n)	"Tenant's Obligations"	:	Covenants, conditions, terms, stipulations and obligations to be observed or performed by the Tenant.

(o)	"Term"	:	As defined in the Tenancy.

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Interpretation
1.2	Unless the context otherwise requires :

(a)	words importing the singular include the plural and vice versa;

(b)	words importing the masculine gender include the feminine gender and vice versa;

(c)	the expression "person" includes a body corporate;

(d)	reference to a specific Act of Singapore shall include any amendment, revision or replacement made to it from time to time;

(e)	where the Tenant consists of two or more persons all Tenant's Obligations shall be deemed to be binding on such persons jointly and severally;

(f)	all marginal notes are for ease of reference only and shall not be taken into account in the construction or interpretation of the clause or paragraph to which they refer.

Tenants Covenants
2	The Tenant covenants with the Landlord as follows :

Rent & Service Charge
2.1
To pay without demand and without deduction the Rent, Service Charge, Air-Conditioning Charge and all other sums charged or imposed upon the Premises or the Tenant by the Landlord in accordance with the Tenancy PROVIDED THAT :

(a)	the Landlord shall be at liberty from time to time to revise the amount of Service Charge and/or Air-Conditioning Charge upon giving a written notice to the Tenant; and

(b)	the revised Service Charge and/or Air-Conditioning Charge shall be payable from the date specified in the said notice.

Interest
2.2
To pay interest ("Interest") at the rate of 8.5% per annum on any outstanding amount due and payable under the Tenancy from the due dates until payment in full is accepted by the Landlord PROVIDED THAT :

(a)	the Landlord may revise the Interest to a higher rate from time to time at its absolute discretion; and

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(b)	if the Landlord shall refuse to accept the tender of the outstanding amount because of any breach of the Tenant's Obligations, the Interest shall nevertheless remain due and payable.

Taxes
2.3
To pay the Landlord any increase in property tax, which may be imposed whether by way of an increase in the annual value or an increase in the rate per centum, in the proportion attributable to the Premises as determined by the Landlord in its absolute discretion.

Cost of Documents
2.4
To pay all costs, disbursements, fees and charges, legal or otherwise, including stamp and registration fees in connection with the preparation, stamping and issue of the Tenancy and any prior, accompanying or future documents or deeds, supplementary, collateral or in any way relating to the Tenancy.

Cost of Performance
2.5	To perform and observe ail the Tenant's Obligations at his own cost and expense.

Cost of Enforcement
2.6	To pay all costs and fees, legal or otherwise, including costs as between solicitor and client in connection with the enforcement of the Tenant's Obligations.

GST
2.7	To pay, in addition to and together with all taxable sums, the Goods And Services Tax ("GST") at the prevailing rate to the Landlord as collecting agent for the Authorities.

Insurance
2.8	(a)	Not to do or suffer to be done anything whereby any insurance for the time being effected on the Premises or the Building may be rendered void or voidable or be in any way affected.

(b)
To pay to the Landlord on demand all sums paid by the Landlord by way of increased premium and all costs and expenses incurred by the Landlord in connection with insurance rendered necessary by a breach or non-observance of sub-clause (a) above without prejudice to any other rights and remedies available to the Landlord.

Uniform External Appearance
2.9	Not to alter in any way the external appearance of the Premises including but not limited to the colour and type of all external parts such as doors, windows, grilles and walls.

Signages
2.10
Not to affix, paint or otherwise exhibit any name plate, banner, advertisement, flag-staff or any other thing except only the name of the Tenant in such places and manner as approved in writing by the Landlord.

Modifications
2.11	Not to do, permit or suffer to be done any of the following without the Landlord's prior written consent:

Tenant's Installations
(a)
installation of air-conditioning system, ventilation system, air exhaust system, fume hoods, electrical system, telecommunication equipment, plant, machinery, fixtures, fittings or other installations ("Tenant's Installations") in the Premises; and

All installations Fixtures & Fittings
(b)
alter, remove, add or in any way interfere or tamper with fixtures, fittings and installations including the Tenant's Installations in the Premises, including but not limited to any existing fire alarm and extinguishing system, ventilation system, air-conditioning system, wails or floor finishes (including any tilings), pipes, wirings, equipment, power and light points and outlets.

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Power Surge & Vibration
2.12	(a)
Not to install or use any electrical, mechanical or telecommunication equipment, plant, machinery, fixtures, fittings, appliance or installations ("Equipment") that causes heavy power surge, high frequency voltage and current, noise, vibration or any electrical or mechanical interference or disturbance whatsoever ("Interference") which :

(a1)	may prevent or prevents in any way the service or use of any communication system of the Landlord, other lessees, tenants or occupiers; or

(a2)	affects the operation of equipment, plant, machinery, fixtures, fittings, appliances or installations of the Landlord, other lessees, tenants or occupiers.

(b)	To allow the Landlord or any authorised person to inspect at all reasonable times, the Equipment in the Premises to determine the source of the Interference.

(c)
To take suitable measures to eliminate or reduce the Interference to the Landlord's satisfaction, if it is found by the Landlord or such authorised person that the Equipment is causing or contributing to the Interference.

Safety of Building
2.13	(a)	Not to do, permit or suffer to be done anything which affects the structure or safety of the Building.

Certificate of Statutory Completion
(b)	Not to do, permit or suffer to be done nor omit to do anything which may delay or prevent the issuance of the Certificate of Statutory Completion in respect of the Building.

Thermal Insulation
2.14
Subject to clauses 2.11, 2.12 and 2.13 and the Landlord's prior  written consent, to provide thermal insulation to the floor, ceiling and the walls of the Premises and heat extract systems if the Tenant's activities results or may result in :

(a)	moisture condensation on the floors, ceilings or walls of adjoining premises or common parts of the Building; or

(b)	the generation of excessive heat or heat which causes or may cause undue discomfort to the Landlord, its lessees or tenants or the occupiers of any adjoining or neighbouring premises.

Maintenance and Repair
2.15	Subject to clauses 2.11, 2.12 and 2.13, to maintain in good and tenantable repair and condition ;

(a)	the ceilings, doors, windows, glass and all the interior of the Premises including but not limited to walls, soffit, false ceiling, floor and all fixtures and fittings;

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(b)	all fire alarm and extinguishing systems, air conditioning systems, including the grill air diffusers and ductings, and ventilations systems in the Premises;

(c)	all exit lighting, exit signs, emergency lighting and other electrical wiring, equipment and installations in the Premises;

(d)	the pipes, sumps, grease interceptors and sanitary installations whether in the floor, ceiling, walls or any part of the Premises; and

(e)	all party walls, floors and ceilings separating the Premises from other premises in the Building jointly with the adjoining lessees, tenants or occupiers.

Responsibility for Damage
2.16	If the cause of any damage to Biopolis can be traced directly or indirectly back to the Tenant's activities :

(a)	to reinstate Biopolis to the satisfaction of the Landlord as required by the Landlord in its absolute discretion and within such time as the Landlord may stipulate; and

(b)
in any event, to pay for all proceedings, costs, expenses, claims, losses, damages, penalties and liabilities arising out of the above including but not limited to administrative charges imposed by the Landlord and the full cost of repairs.

Landlord's Right of Inspection and Repair
2.17
To permit the Landlord, its employees, agents and all persons authorised by it or them, with or without any necessary materials and appliances, at reasonable times during the day or night, to enter upon the Premises to :

(a)	view or examine the state and condition of the Premises or the Building including but not limited to all windows, doors, pipes, ducts, drains, shafts, cables and wires;

(b)
execute any repairs or works to or in connection with the Building or the Premises which it or they may think fit, including but not limited to installation or replacement of windows, doors, pipes, ducts, drains, shafts, cables, wires and other apparatus, installation or equipment;

(c)	verify, by photographs or other means, that the Tenant's Obligations are observed and performed;

(d)	carry out Refurbishment Works referred to in clause 4.5; and

(e)	take inventories of equipment, plant, machinery, fixtures, fittings, appliances, installations, goods, materials and articles,

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Removal
AND if so required by the Landlord, to remove any equipment, plant, machinery, installation, fixtures, fittings, appliances, installations partitions, goods, materials and articles to facilitate the above.

Emergency
PROVIDED THAT in a situation which in the Landlord's opinion is an emergency or exigency, the Landlord shall have the full right and liberty to enter the Premises immediately, with or without the Tenant's consent, to take such action as the Landlord in its absolute discretion deems fit.

Cease Activities for Repairs
2.18	To cease activities to such extent and during such hours as the Landlord may specify by written notice to the Tenant for any maintenance or repair work to be executed by the Landlord.

No Assignment, Subletting
2.19	(a)	Not to demise, assign, charge, create a trust or agency, mortgage, let, sublet, grant a licence or part with or share the possession or occupation of the Premises in whole or in part.

Sole-proprietor/Partners
(b)
Subject to sub-clause (a) above, if the Tenant is a sole-proprietor or comprises of partners carrying on business under a business name registered under the Business Registration Act, not to effect any change in the constitution or membership of the sole-proprietorship or partnership without the Landlord's prior written consent.

Obstructions
2.20	Not to place, permit or suffer to be placed any object, article or thing in or obstruct the accesses, stairways, passageways, pipes, drains, and other common parts of Biopolis.

Disposal of Waste
2.21
To make good and sufficient provision for and to ensure the safe and efficient disposal of all waste, including but not limited to pollutants and refuse, to the requirements and satisfaction of the Landlord.

Yield Up at Termination
2.22	(a)	At the termination of the Term, by expiry or otherwise :

(a1)	to yield up the Premises to the Landlord in good and tenantable repair and condition;

(a2)	(a2.1)	to remove all tenant's fixtures and fittings;

(a2.2)	to reinstate the Premises; and

(a2.3)	if so required by the Landlord, to redecorate including painting the interior of the Premises,

to the satisfaction of the Landlord,

and in accordance with the Tenant's Obligations.

Permit Viewing
(b)
To permit intending tenants and others, authorised by the Landlord or its agents, at reasonable times and by prior appointment with the Tenant, to enter and view the Premises during the three calendar months immediately preceding the determination of the Term.

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Compliance with Landlord's Rules & Regulations
2.23	To observe and comply with and ensure observance and compliance with all rules, notices, regulations and stipulations which may, from time to time, be made by the Landlord in respect of Biopolis.

Compliance with Laws
2.24	(a)	To comply with the Law and all directions and requirements of the Authorities :

(a1)	relating to Biopolis (where applicable);

(a2)	relating to the use, occupation or otherwise of the Premises; or

(a3)	in respect of the observance or performance of the Tenant's Obligations,

whether to be complied with by the Landlord or the Tenant and notwithstanding any consent which the Landlord may grant under any clause in the Tenancy or otherwise.

(b)	To immediately inform the Landlord in writing of any notice received in relation to sub-clause (a) above.

Head Lease
2.25
To perform and observe the express and implied covenants on the Landlord's part in the head lease made between the President of the Republic of Singapore and the Landlord so far as they are not varied herein.

Hazardous Placement of Objects
2.26
Not to place, permit or suffer to be placed any object, article or thing by any window or balcony or any part of the Premises in a manner which in the Landlord's opinion may cause or is likely to cause any damage or injury to any property or person.

Nuisance
2.27	Not to do, permit or suffer to be done upon the Premises anything which in the opinion of the Landlord may be or become :

(a)	a nuisance, annoyance or cause damage or inconvenience to; or

(b)	an interference with the business or quiet or comfort of

the Landlord, its tenants or lessees or the occupiers of any adjoining or neighbouring premises.

Application of Restrictive Covenants
2.28	To comply with all restrictive covenants relating to the Premises as if they are also restrictive covenants relating to the Building or Biopolis, where the context so admits.

Indemnity
2.29	To be responsible :

(a)	for all loss, injury or damage whatsoever to any person or to the Building or Biopolis, and any moveable or immovable property, arising directly or indirectly out of or in connection with :

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(a1)	the occupation or use of the Premises; or

(a2)	any act or omission (whether with or without the Landlord's consent), neglect or default of the Tenant, the Tenant's employees, agents, authorised persons or visitors; and

(b)	in respect of any act, matter or thing done, omitted to be done, permitted or suffered to be done, in contravention of the Tenant's Obligations,

AND to fully indemnify and keep indemnified the Landlord against all proceedings, costs, expenses, claims, losses, damage, penalties and liabilities arising out of the above.

Tenant's Insurance
2.30
The Landlord shall not be liable to the Tenant for any loss or damage, howsoever caused, to the Tenant's plant and machinery, fixtures and fittings, structures, installations, chattels, things and goods ("chattels"). The Tenant shall therefore insure the chattels against loss or damage.

District Cooling System
2.31	(a)
The Tenant shall allow the District Cooling System ("DCS") service provider, its agents, contractors and sub- contractors and their workmen a right to enter and work upon the Premises free of charge for the purpose of connecting, installing, inspecting, maintaining and refurbishing any chilled water pipes, pumps, valves, valve chambers, heat exchanger, pumps, meeting station, control system and other fittings in relation to DCS, where applicable.

(b)	The Tenant shall not move, disconnect, tamper with or in any way cause damage to any of the DCS equipment or fittings.

Landlord's Covenants
3	The Landlord covenants with the Tenant as follows :

Quiet Enjoyment
3.1
Subject to the Tenant performing and observing all the Tenant's Obligations, the Tenant may peaceably and quietly hold and enjoy the Premises without any unlawful interruption or disturbance from or by the Landlord.

General Services
3.2	(a)
To keep the exterior and roof of the Building and the lifts, entrances, passageways, staircases, common toilets and other conveniences intended for the use of the Tenant in repair and in sanitary and clean condition.

(b)	To keep the stairs and passageways leading to the Premises and the lifts and toilets sufficiently lit.

Property Tax
3.3
To pay property tax payable in respect of the Premises PROVIDED THAT if the rate of such property tax shall be increased whether by way of an increase in the annual value or an increase in the rate percent, then the Tenant shall pay such increase as provided under Clause 2.3.

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Insurance of Building
3.4
To keep the Building insured against loss or damage by fire and insurance in the event of such loss or damage (unless resulting from some of Building act or default of the Tenant, the Tenant's employees, agents, authorised persons or visitors) to rebuild and reinstate the damaged part of the Building PROVIDED THAT such insurance shall not include the contents in the Building nor loss due to the Premises being rendered out of commission.

4	The Landlord and Tenant agree to the following :

Forfeiture of Tenancy
4.1	The Landlord is entitled to forfeit the Tenancy by entering the Premises or any part thereof, if:

(a)
the Rent, Service Charge, Air-Conditioning Charge or any other sums due under or by virtue of the Tenancy, or any part thereof is unpaid for fourteen (14) days after becoming payable (whether the same is formally demanded or not);

(b)	the Tenant is in breach of any of the Tenant's Obligations;

(c)	any writ of seizure and sale or its equivalent made in respect of the Premises is enforced by sale or by entry into possession;

(d)	the Tenant enters into liquidation, whether compulsory or voluntary (save for the purpose of reconstruction or amalgamation);

(e)	a bankruptcy petition is filed or a bankruptcy order is made against the Tenant;

(f)	the Tenant makes an assignment for the benefit of the Tenant's creditors;

(g)	the Tenant enters into any arrangement with its creditors by composition or otherwise; or

(h)	the Tenant suffers any distress, attachment or execution on or against the Tenant's goods,

PROVIDED THAT the above is without prejudice to the Landlord's other rights and remedies in respect of any breach of the Tenant's Obligations.

Service of Notices
4.2	Any written notice shall be sufficiently served if effected :

(a)	on the Landlord by registered post to its business address;

(b)	on the Tenant by registered or ordinary post to or by leaving or affixing it at the business address or the Premises NOTWITHSTANDING THAT it is returned by the post office undelivered;

(c)
by facsimile to the party to be served and the service shall be deemed to be made on the day of transmission if transmitted before 4 p.m. on a working day or 12 noon on a Saturday, but otherwise on the following working day; or

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(d)	on the Solicitor for the party in the manner provided in this clause.

Service of Process
4.3	Any process, by writ, summons or otherwise, shall be sufficiently served if effected on :

(a)	the Landlord by registered post to its business address;

(b)	the Tenant by registered post to or by leaving or affixing it at the business address or the Premises NOTWITHSTANDING THAT it is returned by the post office undelivered; or

(c)	the Solicitor for the party in the manner provided in this clause.

Business Address
4.4	The business address for the purposes of clauses 4.2 and 4.3 shall be:

(a)	the business address of the Solicitor (if any) who is acting for the party in the matter or proceedings in connection with which the service of the notice or process in question is to be effected;

(b)
if the Tenant is a sole-proprietor or comprises of partners carrying or formerly carrying on business under a business name registered under the Business Registration Act, the principal or last known place of business; or

(c)	in the case of a body corporate, the registered or principal office of the body.

Refurbishment Works
4.5	(a)	The Tenant accepts the Premises with full knowledge that refurbishment and upgrading works are being or may be carried out in Biopolis ("Refurbishment Works").

(b)
The Tenant shall remove, relocate or modify, temporarily or permanently, every installation, fixture, fitting, device, equipment and article existing outside the Premises as the Landlord may specify for the purpose of :

(b1)	permitting the Landlord, its employees, agents or authorised persons to properly carry out the Refurbishment Works; or

(b2)	improving the appearance or aesthetics of the Building.

Consents
4.6	Wherever it is provided in the Tenancy that the Tenant shall not do an act or thing without the Landlord's prior written consent, the Landlord may in its absolute discretion :

(a)	refuse to grant consent without giving any reason, and without refunding any administrative fee paid; or

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(b)
if it grants consent, in addition to the terms and conditions expressly provided (if any) in the relevant clause, impose terms and conditions including but not limited to any payment of monies, fees or deposit to the Landlord, and the restrictions in Section 17 of the Conveyancing and Law of Property Act shall not apply.

Landlord's Self-Help
4.7	(a)	In the event of any breach of any of the Tenant's Obligations, the Landlord, in addition to its rights of forfeiture and any other rights and remedies, shall have absolute discretion to :

(a1)	repair, rectify or make good anything done or omitted to be done by the Tenant or perform any act which the Tenant is to perform under the Tenancy;

(a2)
demolish, remove, relocate or modify and confiscate any equipment, plant, machinery, fixtures, fittings, appliances, installations, obstructions, partitions, goods materials, articles or structures including but not limited to grilles, doors, gates, or tilings erected, constructed or substituted by the Tenant in the Premises or at the stairways, passageways or other common parts of the Building;

(a3)	reinstate the Landlord's fixtures or fittings with such materials as the Landlord may elect; or

(a4)	carry out such other remedial measures as the Landlord thinks necessary.

Nothing in this clause shall be deemed to place on the Landlord an obligation to exercise the above rights.

(b)
For the purpose of enabling the Landlord to exercise the above rights, the Tenant shall grant to the Landlord, its employees, agents and all persons authorised by it or them the right of entry with or without materials and appliances at anytime.

(c)	The Tenant shall pay to the Landlord :

(c1)
the costs of all such works and materials used by the Landlord together with an administrative charge (which shall be no less than the equivalent of 10% of the said costs) and any other charge prescribed by the Landlord; and

(c2)
if the Tenant yields up the Premises at the termination of the Term, by expiry or otherwise without reinstating it to the standard required under the Tenancy, the sum equivalent to the Rent, Service Charge, Air-Conditioning Charge, tax or other sums which the Landlord would have been entitled to receive from the Tenant had the period within which such reinstatement works are effected by the Landlord been added to the Term, and the same shall be recoverable from the Tenant as a debt.

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Non-Waiver
4.8	The following shall not prejudice nor waive the Landlord's rights or remedies in respect of any breach of the Tenant's Obligations :

(a)	any failure or omission of the Landlord to exercise any of its rights as Landlord under the Tenancy or Law;

(b)	any receipt or acceptance of any Rent, Service Charge, Air-Conditioning Charge or other sums by the Landlord; or

(c)	any waiver, expressed or implied by the Landlord of any other breach of the same or any other Tenant's Obligations,

PROVIDED THAT the Landlord shall be under no obligation to enforce or impose any covenants, conditions or terms against any lessees or tenants of any premises comprised in Biopolis.

Landlord's Works
4.9	If the Landlord undertakes any work under the Tenancy or otherwise affecting the Premises, the Landlord may reinstate the Premises :

(a)	to the original state the Premises was in at the Commencement Date so far as possible; or

(b)	if it deems fit, with such materials and finishing as the Landlord may elect.

The Tenant shall bear all the costs and expenses for the reinstatement work. If the Landlord deems in its absolute discretion that such costs and expenses are to be borne by more than one person, the Landlord's apportionment shall be binding and conclusive and the Tenant agrees to pay his share as determined by the Landlord.

Exemption of Liability
4.10	The Landlord shall not be liable to the Tenant or his employees, agents, authorised persons or visitors, or his or their property in respect of any :

(a)	interruption in the services provided by the Landlord by reason of any :

(a1)	repair, maintenance, damage or Refurbishment Works; or

(a2)	mechanical or other defect or breakdown including but not limited to breakdown in electricity, gas, water and de-ionised water supply, pumps, air-conditioning, DCS supply and lifts;

(b)	act, omission, default, misconduct or negligence of the Landlord, its employees, agents and all persons authorised by it or them in connection with :

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(b1)	the performance or purported performance of any service which the Landlord provides;

(b2)	the carrying out or purported carrying out of the Refurbishment Works;

(b3)	the exercise or purported exercise of the Landlord's rights under clause 2.17 or 4.9 or self-help under clause 4.7; or

(b4)	any accident, injury, loss or damage to the Tenant or his employees, agents, authorised persons or visitors, or his or their property;

(c)
loss, damage, injury, liability, claim, penalty, proceedings, cost, expense, or inconvenience that may be suffered by the Tenant or his employees, agents, authorised persons or visitors, or his or their property resulting from or in connection with :

(c1)	any breakage of or defect in any pipes, wires or other apparatus of the Landlord used in or about the Building;

(c2)	any subsidence or cracking of the ground floor slabs, production floor slabs or apron slabs of the Premises or the Building; or

(c3)	any defect, inherent or otherwise in the Premises or the Building.

Service Provider
4.10A	(a)
The Landlord shall not be liable to the Tenant or his employees, agents, authorised persons or visitors, or any other party for any loss, damage, cost or expense of any kind whatsoever and howsoever caused, whether arising under contract, tort (including without limitation negligence) or otherwise, with respect to:

(a1)	any products, services or information supplied or provided by any service provider or its employees, agents, servants or independent contractors (collectively "Service Provider");

(a2)	any act or omission, negligence, wilful default, misconduct or fraud of the Service Provider; and

(a3)	any interruption, error, failure or delay in the services provided by the Service Provider.

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(b)
Without prejudice to sub-clause (a) above, the Landlord makes no representation or warranty, whether express or implied, as to the accuracy, timeliness, completeness, efficiency, suitability, merchantability, fitness for any particular purpose, satisfactory quality or compliance with description of any products, services or information provided by any Service Provider, Under no circumstance shall it be construed that the Landlord endorses, sponsors, certifies or is involved in the provision of such services, products or information and the Landlord shall not be liable in any way for any products obtained and/or purchased from or services rendered by any such Service Provider. The Tenant shall at all times rely on its own judgement and conduct its own investigations on and assessment of the Service Provider before making any decision to appoint or engage the Service Provider. The Tenant hereby warrants that no reliance has been placed by the Tenant on any statements or representations of the Landlord, in making the decision to appoint or engage the Service Provider.

Distress Act
4.11	For the purpose of the Distress Act, the Service Charge and Air- Conditioning Charge shall be deemed to be rent recoverable in the manner provided in the said Act.

Severability
4.12
If at any time any provision or any part of a provision of the Tenancy is or becomes illegal, invalid or unenforceable in any respect, the remaining provisions or parts of the provision (to the extent that they are severable from such illegal, invalid or unenforceable provisions or part of the provision) shall in no way be affected or impaired thereby.

Third Party Rights
4.13	A person who is not a party to the Tenancy shall have no right under the Contracts (Rights of Third Parties) Act to enforce any of the covenants, terms or conditions of the Tenancy.

Governing Jurisdiction and Law
4.14
The Tenancy shall be interpreted in accordance with the laws of Singapore and any legal proceedings, actions or claims arising from or in connection with the Tenancy shall be commenced in and heard before the courts of Singapore and the Tenant agrees to submit itself to the jurisdiction of the courts of Singapore.

15

SCHEDULE OF STATUTORY CONTROLS FOR FLATTED, RAMP-UP AND STACK-UP FACTORY CUSTOMERS

Contents

A.	Introduction

B.	List of Relevant Authorities

C.	Submission of Plans

D.	Guidelines on industrial Safety

E.	Compliance with Regulatory Requirements

F.	Application for Utilities

Printed February 2008

Schedule of Statutory Controls (Flatted, Ramp-Up & Slack-Up Factories)/February2008/SC3/ BL(IDG)

A.	Introduction

This schedule of statutory controls informs our customers of their obligations to the relevant governmental and statutory authorities ("Authorities"). It contains the conditions and requirements under the jurisdiction of the Authorities which our customers are legally bound to comply with, at our customers' own cost and expense.

Please note that the statutory controls listed in this schedule are not exhaustive and serve merely as a guide to help our customers phase in. The responsibility and onus still lies with our tenants or lessees to familiarise themselves with all the requirements of the Authorities.

The information contained in this schedule, which was prepared in June 2007, is subject to change. While every reasonable care has been taken in providing the information, JTC Corporation ("JTC") cannot be held responsible for any errors, inaccuracies or changes arising there-from.

Schedule of Statutory Controls (Flatted, Ramp-Up & Slack-Up Factories)/February2008/SC3/ BL(IDG)

B.	ist of Relevant Authorities

Advertisement Licensing Section (ALS): Building and Construction Authority MND Complex Tower Block 5 Maxwell Road Singapore 069110 Tel: 63257379/63257364 Fax; 63257150	Ensures the proper display of advertisements and signs on building facade

Agri-food & Veterinary Authority of Singapore (AVA): MND Complex #01-01 Tower Block 5 Maxwell Road Singapore 069110 Tel: 62221211 Fax: 62206068	Ensures a resilient supply of safe food as well as safeguards the health of animals and plants, and facilitates agri-trade for the well-being of the nation

Central Building Plan Unit (CBPU): National Environment Agency Environmental Building 13th Storey 40 Scotts Road Singapore 228231 Tel: 67327733 Fax: 67319725	Ensures environmental pollution is within regulatory limits

Development Control Division (DCD): Urban Redevelopment Authority The URA Centre 45 Maxwell Road Singapore 069118 Tel: 62216666 Fax; 62275069	Facilitates development by ensuring orderly and rational private sector development in accordance with URA's strategies and planning guidelines

Drainage Department; Public Utilities Board Environment Building 17th Storey 40 Scotts Road Singapore 228231 Tel: 67319988 Fax: 67319967	Ensures proper management of the drainage system, storm-water collection and water reclamation in Singapore

Energy Market Authority (EMA); Singapore Power Building 111 Somerset Road #15-05 Singapore 238164 Tel: 68358000 Fax: 68358020	Regulates the electricity and gas industry and district cooling services in Singapore

Schedule of Statutory Controls (Flatted, Ramp-Up & Slack-Up Factories)/February2008/SC3/ BL(IDG)

Fire Safety and Shelter Department (FSSD): Singapore Civil Defence Force 91 Ubi Avenue Singapore 408827 Tel: 62800000 Fax: 68481488	Formulates, implements and enforces regulations on fire safety and civil defence shelter matters

Ministry of Health (MOH): College of Medicine Building 16 College Road Singapore 169854 Tel: 63259220 Fax: 62241677	Ensures medical excellence as well as promotes good health and reduce illnesses

Occupational Safety and Health Division: Ministry of Manpower #03-02 18 Havelock Road Singapore 059764 Tel: 64385122 Fax: 63171261	Formulates and cultivates good safety habits in all individuals, so as to create a strong safety culture at the workplace

Sewerage Department: Public Utilities Board Environment Building 15th Storey 40 Scotts Road Singapore 228231 Tel: 62824336 Fax: 67313023	Ensures the proper treatment and disposal of wastewater in Singapore

SPRING Singapore: Information Resource Centre 2 Bukit Merah Central Singapore 159835 Tel: 6279 3920 Fax: 6377 0669	Nurtures a pro-business environment that encourages enterprise formation and growth, and facilitates the growth of industries,

Water Department: Public Utilities Board Environment Building 15th Storey 40 Scotts Road Singapore 228231 Tel: 67327733 Fax: 62352118	Ensures the proper management of water demand in Singapore

Schedule of Statutory Controls (Flatted, Ramp-Up & Slack-Up Factories)/February2008/SC3/ BL(IDG)

C.	Submission of Plans

C1
You are required to submit the floor layout plans of your factory, and plans for air conditioning works and fire automatic system (e.g. heat / smoke detector, sprinkler system) in accordance with the terms of the tenancy or lease. You should proceed with the preparation and submission of the plans in accordance with the procedures stated in the guide on "Submitting Plans for Building and Other Works".

C2
You must not install any air-conditioning system, ventilation system, electrical system, telecommunication equipment, plant, machinery, fixtures, fittings or other installations in the Premises until the plans have been endorsed by the Plan Endorsement Unit of JTC (JTC's PEU).

C3
You must also obtain prior written consent from JTC's PEU if you intend to carry out alterations, additions, improvements or erections at or in the Premises or any part of the building, regardless of whether they are temporary or permanent structures. These modifications include but are not limited to:

C3.1	Repositioning or closing up of openings;

C3.2	Demolition, puncturing or hacking of, or hammering, nailing, bolting, drilling, screwing or anchoring on or into walls, floors, ceilings, pillars or flues;

C3.3	Relocation of door; and

C3.4	Erection of partitions, awnings, dry walls or brick walls.

C4
All additions and alterations to the Premises must be endorsed by JTC's PEU, and approved by the relevant Authorities such as the Building and Construction Authority (BCA), Fire Safety and Shelter Department (FSSD), and Urban Redevelopment Authority (URA), before you can commence such works.

Schedule of Statutory Controls (Flatted, Ramp-Up & Slack-Up Factories)/February2008/SC3/ BL(IDG)

C5
For works such as reconstruction / extension, additions and alteration works, you may submit plans to JTC's PEU for endorsement under the URA Plan Lodgement Scheme. You are advised to refer to Customer Portal, Krypton Services under eServices on JTC website (www.itc.gov.sq) on the details of the scheme before deciding on the channel of plan submission.

C6
You must not commence work until a permit for the commencement of works has been issued by BCA. A Qualified Person as defined under the Building Control Act (a professional engineer or registered architect) must be engaged to assist in the following certification process:

Qualified Person submits plans to JTC's PEU for endorsement (endorsement docs not amount to approval of plans by JTC)
â
Qualified Person submits plans to the Authorities (URA BCA, FSSD, etc ) for approval
â
Authorities grant permits on work commencement
â
Upon completion of works, Qualified Person applies to BCA for CSC/TOP
â
Qualified Person obtains permit to operate factory

C7
With regards to CSC or TOP, you are advised not to do, permit or suffer to be done anything which will affect the structure of the building and which may delay or prevent the issuance of CSC or TOP from BCA with respect to the building.

CSC: Certificate of Statutory Completion
TOP: Temporary Occupancy Permit

Schedule of Statutory Controls (Flatted, Ramp-Up & Slack-Up Factories)/February2008/SC3/ BL(IDG)

D.	Guidelines on Industrial Safety

D1	Fire Safety

To safeguard the Premises and ensure that your operations are fire-safe, you must observe the following guidelines of FSSD and submit plans to FSSD for approval:

D1.1
Equip the Premises with appropriate fire-fighting equipment, and ensure that you maintain in good and working condition at all times, all fire alarm and extinguishing systems, air conditioning systems, ventilation systems, exit and emergency lighting, signs, and other electrical wiring, equipment and installations installed by JTC.

D1.2
If the existing fire alarm and extinguishing system in the Premises does not suit or is inadequate for your activities, or does not comply with the requirements of FSSD due to modifications of the Premises, you must carry out the necessary modification works only after obtaining JTC's consent.

These necessary modification works include but are not limited to:

(i)	Addition, replacement or removal of wirings, pipings, fittings and sprinkler heads;

(ii)	Adjustment of temperature settings; and

(iii)	Connection of heat detectors and fixtures to JTC's common fire alarm system and extinguishing system.

D1.3	For premises with additional false ceilings, you must:

(i)	Lower the heat / smoke detectors or install an additional layer of heat / smoke detectors below the false ceiling; and

(ii)	Install an additional layer of sprinklers by connecting to the tee-off provided at the main distribution pipe.

Schedule of Statutory Controls (Flatted, Ramp-Up & Slack-Up Factories)/February2008/SC3/ BL(IDG)

D1.4	Under the Fire Safety Act enforced by FSSD:

(i)	All. emergency exits at the Premises must remain unlocked at all times; and

(ii)	You must not do nor permit anything that may cause any obstruction in the accesses, stairways, passageways, pipes, drains and other common areas of the building.

D2	Exit and Emergency Lightings

In accordance with FSSD's stipulations, you must install:

D2.1	Exit lighting and exit signs at exit passageways and exits of the Premises; and

D2.2	Emergency lighting in the production area and toilets of the Premises.

D3	Certification of Internal Hoist (For Woodlands Spectrum 1 Only)

You are required to obtain certification for your internal hoist from the Ministry of Manpower (MOM) every six months.

D4	Transportation of Petroleum and Flammable Materials

You shall ensure that no vehicle containing or carrying any one or more individual containers of petroleum or flammable material exceeding 250 litres enters or is driven into or upon:

(i)	The Premises; or

(ii)	The building in which the Premises is situated; or

(iii)	Any ramp leading to the Premises; or

(iv)
Any ramp leading to any building or any part thereof in which the Premises is situated, if such building or part thereof is used as a multi-story car park, multi-story workshop and factory or as a factory within a building.

Schedule of Statutory Controls (Flatted, Ramp-Up & Slack-Up Factories)/February2008/SC3/ BL(IDG)

E.	Compliance with Regulatory Requirements

E1	Preliminary Clearance

You must comply with the requirements of the Central Building Plan Unit (CBPU) of National Environment Agency (NEA), Public Utilities Board (PUB) and other Authorities pursuant to your application for preliminary clearance,

E2	Change of Use of Premises

Changing the use of the Premises can render your operations incompatible with your neighbours' and cause a breach of your agreement(s) with JTC and/or violate the regulations and requirements of the Authorities such as CBPU of NEA, the Water Department of PUB and URA.

If you wish to change the use of the Premises, you must submit an application for the change of use for JTC's approval, and seek clearance from the Authorities, such as CBPU of NEA and URA.

E3	URA's "60/40 Rule"

URA's guideline specifies that at least 60% of the total gross floor area (GFA) of the Premises should be set aside for industrial / warehousing activities and ancillary stores. The remaining GFA can be used for offices, neutral areas, communal facilities and other such practices endorsed in writing by JTC and the Authorities

You must not use the Premises as a commercial office for purposes unrelated to the authorised / permitted use under your Tenancy / Lease.

You are advised to check URA's website (www.ura.gov.sg) on the latest updates to the "60/40 rule".

E4	Drainage and Sewerage Systems

You must undertake the construction of an internal drainage system within the Premises to the reasonable satisfaction of JTC. The Drainage Department and Sewerage Department, both of PUB, require you to ensure that:

E4.1	All water collected in the Premises is discharged into the public drains and sewers; and

E4.2	No silt, oil, chemicals, debris, etc. is discharged into any public drains, sewers or watercourses.

Schedule of Statutory Controls (Flatted, Ramp-Up & Slack-Up Factories)/February2008/SC3/ BL(IDG)

Before you carry out any connection works, you must obtain the sewerage and drainage interpretation plans from the Drainage Department and Sewerage Department and consult them with regard to the existing sewerage and drainage systems.

E5	Discharge of Trade Effluent

To facilitate the commencement of your operations, you must complete the attached form "Application for Written Permission and Permit to Discharge Trade Effluent" for permission to discharge trade affluent into the public sewers, and submit it to the Head, Central Building Plan Unit, National Environment Agency, 12th Storey, Environment Building, 40 Scotts Road, Singapore 228231 (Tel No. 67327733).

E6	Fire Alarm System

In accordance with the requirements of the Fire Safety and Shelter Department (FSSD), you must engage a registered electrical consultant or professional engineer to undertake the planning, design, supervision and maintenance of the fire alarm / heat detector, including any alterations of the existing automatic fire alarm and sprinkler system installation.

The electrical consultant or professional engineer must submit one set of the fire alarm drawings to FSSD for approval. A relevant Professional Engineer, registered with the Professional Engineers Board of Singapore, must sign all air-conditioning, fire alarm and sprinkler system plans.

E7	Factory Inspectorate

In order to obtain a factory licence before you commence operations, you must complete and submit the attached form, "Particulars to be Submitted by Occupiers or Intending Occupiers of Factories" directly to the Chief Inspector of Factories, Occupational Safety and Health Division, Ministry of Manpower, 18 Havelock Road # 03-02, Singapore 059764 (Tel No. 64385122).

E8	Advertisement and Licensing

If you occupy an entire floor of the Building, you may install signboards on the Building's external parapet walls after obtaining prior approval from JTC's PEU and a permit from the Advertisement Licensing Section (ALS) of Building and Construction Authority (BCA).

Schedule of Statutory Controls (Flatted, Ramp-Up & Slack-Up Factories)/February2008/SC3/ BL(IDG)

All company signboards, installed at locations other than those above the doors of the Premises, must be approved by JTC. If you wish to install lighted or normal company signboards, you must submit three copies of the layout plan to JTC's PEU for approval. Advertisement and flickering neon signboards are not allowed.

To assist you in your recruitment efforts, you may display recruitment banners at designated places in the Estate. To do this, you are required to:

E8.1	Submit details of the banner and its location plan to the Flatted Factory and Business Parks Department of JTC; and

E8.2	Obtain a permit from the ALS of BCA after getting JTC's approval.

Please note that only one banner is allowed at any one time and the dimension of the banner must not exceed 1m x 6m.

E9	Research and Development (Medical)

If the authorised / permitted use under your Tenancy / Lease will include medical or biological R&D activities that involves the testing of animals or other research that may have health implications, you must obtain the necessary prior approvals from the Ministry of Health (MOH) and Agri-food & Veterinary Authority of Singapore (AVA).

E10	Activities Involving the Use of Explosive and Hazardous Materials

E10.1
For activities that involve the use and / or storage of flammable / combustible liquid of less than 250 litres and / or other flammable materials (all classes) not stored in a safety cabinet, you must obtain the in-principle clearances from the Fire Safety and Shelter Department (FSSD) through the Qualified Person (QP) and Registered Inspectors (Rl) before submitting the actual building plan for approval under the Self-Regulation Scheme.

Schedule of Statutory Controls (Flatted, Ramp-Up & Slack-Up Factories)/February2008/SC3/ BL(IDG)

E10.2	For activities that involve the use and / or storage of flammable materials of 250 litres or more, you are required to consult FSSD and provide the following information:

(i)	Layout plan of the Premises indicating the intended location of storage and type of fire protection system provided;

(ii)	Details of production processes that require the use of flammable materials; and

(iii)	Types of flammable materials and quantities to be stored in the Premises.

E10.3	Once you have obtained in-principle no objection from FSSD, you are required to follow up with the necessary submissions through the QP to get clearances / approvals from the Authorities.

E11	Special Conditions (For Food Companies Only)

E11.1	The sprinkler heads in the sprinkler system for the Premises are suitable for temperature not exceeding 79 degrees Celsius for the production floor and 68 degrees Celsius for the toilets.

E11.2	You must ensure that any waste water discharged from the Premises complies with NEA's regulations, guidelines and limits regarding trade effluent discharge into the sewer system.

E11.3	You must separately collect and dispose any concentrated oils, fats, grease and other chemicals, toxic or otherwise, from the Premises in accordance with NEA's guidelines and regulations.

E11.4
You must ensure that any odour, fume or smoke discharged from the Premises comply with NEA's guidelines and regulations. In the event that such discharge, notwithstanding compliance with NEA's guidelines and regulations, becomes a nuisance or brings inconvenience to JTC, other tenants or lessees or occupiers of adjoining or neighbouring premises, you must install a proper air filtration system and if necessary, improve your production processes, to the reasonable satisfaction of JTC.

Schedule of Statutory Controls (Flatted, Ramp-Up & Slack-Up Factories)/February2008/SC3/ BL(IDG)

E11.5	No washing, preparation or packaging of any raw material, food or final product is allowed in the common area of the Premises.

E12	Code of Practices

You must abide by the latest Code of Practices for various industries or usage. The Code of Practices may be obtained from SPRING Singapore.

E13	Occupational Safety and Health

The Ministry of Manpower (MOM) has unveiled a new occupational safety and health framework to make possible quantum improvements in the safety and health at work.

Before any work is carried out, you must conduct risk assessments to:

E13.1	Identify safety and health hazards associated with work activities;

E13.2	Assess the severity or consequences from these hazards and the likelihood of occurrence of accident or ill health;

E13.3	Determine the risk level;

E13.4	Take measures to prevent or control the hazards; and

E13.5	Mitigate the risks as reasonably practicable.

To assist you in conducting the assessment, MOM has published guidance materials on its website (www.mom.qov.sg).

Schedule of Statutory Controls (Flatted, Ramp-Up & Slack-Up Factories)/February2008/SC3/ BL(IDG)

F.	Application for Utilities

F1	Water Supply

You must approach the Public Utilities Board (PUB) for all plumbing requirements. All plumbing required for additional water supply, including the installation of a water sub-meter, must be carried out by you.

You must submit four copies of sketch plans prepared by a licensed plumber showing the section and layout of the plumbing direct to the Water Department of PUB to assist your application for a water sub-meter. Water supply should not be turned on until a water meter is installed by PUB.

F2	Electricity

F2.1	For Flatted and Ramp-up Factories Only

(i)
You must engage an Energy Market Authority (EMA) licensed electrical worker to submit two sets of electrical single-line diagrams and electrical layout plans to and in accordance with the requirements of JTC's Facilities Management Section, for endorsement before an application is made to SP Services Ltd to open an account for electricity connection.

(ii)	Please contact JTC's Facilities Management Section at The JTC Summit, 8 Jurong Town Hall Road Singapore 609434 (Fax No: 6885 4259) for the requirements.

F2.2	For Stack-up Factories Only

(i)
You must engage an EMA licensed electrical worker to submit two sets of electrical single-line diagrams and electrical layout plans to and in accordance with the requirements of JTC's Facilities Management Section, for endorsement before an application is made to SP Services Ltd to open an account for electricity connection.

(ii)	Please contact JTC's Facilities Management Section at The JTC Summit, 8 Jurong Town Hall Road Singapore 609434 (Fax No: 6885 4259) for the requirements.

(iii)
All electrical installations and connections must be carried out by an EMA licensed electrical worker. Such installations may commence only after you have submitted an electricity application to SP Services Ltd and obtained their written approval.

(iv)
If you require an electrical design load higher than that already available in the vicinity, you must make an application to SP Services Ltd. Such an application will only be considered by SP Services Ltd if there is excess capacity, and if approved, will be subject to the terms and conditions stipulated by them.

(v)
You will tap your electrical supply from Power Grid Ltd's switchboard found on the ground floor of the block in which the Premises is located. There are dedicated electrical risers for you to connect the power cable from Power Grid Ltd's switchboard to the intake switchboard at your factory unit.

Schedule of Statutory Controls (Flatted, Ramp-Up & Slack-Up Factories)/February2008/SC3/ BL(IDG)

Please quote our reference when replying Our Ref: JTC(L) JTC(L)BV3600/8

11 January 2010	JTC Corporation
The JTC Summit
8 Jurong Town Hall Road
Singapore 609434
ES CELL INTERNATIONAL PTE LTD
60 Biopolis Street	JTC hotline 1800 568 7000
Genome #01-03	main line (65) 6560 0056
Singapore 138672	facsimile (65) 6565 5301
Attention: Ms Susan Lourdes	website www.jtc.gov.sg

Dear Ms Lourdes

RENEWAL OFFER OF TENANCY FOR OFFICE SPACE KNOWN AS PRIVATE LOT A1857102 AT 60 BIOPOLIS STREET GENOME UNIT #01-03 SINGAPORE 138672

1
We are pleased to offer a tenancy of the Premises subject to the covenants, terms and conditions in the annexed Memorandum of Tenancy Biopolis (Office/Retail) ("the MT") and in this letter (collectively called "the Offer").

2	2.1 The Premises

Private Lot A1857102 also known as Unit #01-03 ("the Premises") in 11 Biopolis Way, Genome ("The Building") Singapore 138667.

2.2	Term of Tenancy

1 year ("the Term") with effect from 12 January 2010 ("the Commencement Date").

2.3	Tenancy

(a)	Your due acceptance of the Offer in accordance with paragraph 3 of this letter shall, together with the Offer, constitute a binding tenancy agreement ("the Tenancy").

(b)	In the event of any inconsistency or conflict between any covenant, term or condition of this letter and the MT, the relevant covenant, term or condition in this letter shall prevail.

2.4	Area

Approximately 55.70 square metres ("the Area").

LO_TR(FF-Single Site) 30.016+MT 27.09/30 June 09/LGD-GO+yy+CPD-KGS+LGL+CCW	Page 1

2.5	Building Rent1

$35.05 per square metre per month ("Building Rent1") on the Area, to be paid without demand and in advance without deduction on the 1st day of each month of the year (i.e. 1st of January, February, March, etc.). After your first payment is made in accordance with paragraph 3 of this letter and the attached Payment Table, the next payment shall be made on 1 February 2010.

2.6	Service Charge

$11.60 per square metre per month ("Service Charge") on the Area, as charges for services rendered by us, payable by way of additional and further rent without demand on the same date and in the same manner as the Building Rent1, subject to our revision from time to time.

2.7	Security Deposit/Banker's Guarantee

Ordinarily we would require a tenant to lodge with us a security deposit equivalent to three (3) months' Building Rent1 and Service Charge. However, as payment by GIRO has been made a condition with which you must comply under paragraph 3 of this letter, you shall, at the time of your acceptance of the Offer, be required to place with us a deposit equivalent to one (1) month's Building Rent1 and Service Charge ("Security Deposit") as security against any breach of the covenants, terms and conditions in the Tenancy, as follows :

(a)
The Security Deposit may be in the form of cash or acceptable Banker's Guarantee in the form attached (effective from 12 January 2010 to 11 April 2011), or such other form of security as we may in our absolute discretion permit or accept.

(b)
The Security Deposit shall be maintained at the same sum throughout the Term and shall be repayable to you without interest, or returned to you for cancellation, after the termination of the Term (by expiry or otherwise) or expiry of the Banker's Guarantee, as the case may be, subject to appropriate deductions or payment to us for damages or other sums due under the Tenancy.

(c)
If the Service Charge is increased or any deductions are made from the Security Deposit, you shall immediately pay the amount of such increase or make good the deductions so that the Security Deposit shall at all times be equal to one (1) month's Building Rent1 and Service Charge.

(d)
If at any time during the Term, your GIRO payment is discontinued, then you shall place with us, within two (2) weeks of the dale of discontinuance of your GIRO payment, the additional sum equivalent to two (2) months' Building Rent1 and Service Charge, so that the Security Deposit shall at all limes be equal to three (3) months' Building Rent1 and Service Charge for the remaining period of the Term.

______________________
1 Building Rent in this context refers to rent in the Memorandum of Tenancy.

LO_TR(FF-Single Site) 30.016+MT 27.09/30 June 09/LGD-GO+yy+CPD-KGS+LGL+CCW	Page 2

2.8	Mode of Payment

(a)	Your first payment to be made with your letter of acceptance in accordance with paragraph 3 of this letter and the attached Payment Table shall be by non-cash mode (eg. Cashier's Order, cheque).

(b)	Thereafter during the Term, you shall pay Building Rent1, Service Charge and GST at prevailing rate by Interbank GIRO or any other mode to be determined by us.

(c)
You have an existing account with us from which we shall deduct the aforesaid payments. You are therefore not required to submit a duly completed GIRO form as part of the Mode of Due Acceptance. But if you wish to have separate GIRO account to meet the aforesaid payments, please complete the GIRO deduction form enclosed.

(d)	However, pending finalisation for the GIRO arrangement, you shall pay Building Rent1, Service Charge and GST at prevailing rate as they fall due by cheque or Cashier's Order.

2.9	Authorised Use

You shall use the Premises for the purpose of Office only and for no other purpose whatsoever ("the Authorised Use").

2.10	Loading Capacity

(a)	Normal (Ground & Non-ground) Floor Premises:

You shall comply and ensure compliance with the following restrictions:

(al)	maximum loading capacity of the goods lifts in the Building; and

(a2)	maximum floor loading capacity of 10 kiloNewtons per square metre of the Premises on the 1st storey of the Building PROVIDED THAT any such permitted load shall be evenly distributed.

(b)	You shall therefore, subject to our prior written consent, provide at your own cost suitable and proper foundation for all machinery, equipment and installation at the Premises.

2.11	Reinstatement of Premises

You shall reinstate the Premises in accordance with clauses 2.15 and 2.22 of the MT. The required reinstatement works shall be conveyed to you after an inspection of the Premises.

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2.12	Premature Termination

(a)
The Landlord may by at least three (3) months' notice in writing, terminate the Tenancy and immediately upon the expiration of such notice as aforesaid and the Tenant's full compliance with such reasonable terms and conditions as may be stipulated in writing in the aforesaid notice (if any), the Tenancy shall cease and determine.

(b)
The Tenant may by at least three (3) months' notice in writing, terminate the Tenancy subject to the Landlord's consent. The Landlord's aforesaid consent may be granted upon such reasonable terms and conditions to be stipulated in writing to the Tenant (if any). Immediately upon the expiration of such notice and the Tenant's full compliance with such terms and conditions as aforesaid (if any), the Tenancy shall cease and determine.

(c)
The Tenant may instead terminate the Tenancy by giving the Landlord less than 3 months' notice by payment to the Landlord of three (3) months' rental in lieu thereof subject to the Landlord's consent. The Landlord's aforesaid consent may be granted upon such reasonable terms and conditions to be stipulated in writing to the Tenant (if any). Immediately upon the Landlord's receipt of the said notice and said monies and, the Tenant's full compliance with such terms and conditions as aforesaid (if any), the Tenancy shall cease and determine.

(d)	In whichever event of sub-clause 2.13 (a), 2.13(b) or 2.13(c) above,

(i)
The cessation and determination of the Tenancy is without prejudice to the rights and remedies of either party against the other in respect of any antecedent claim(s) in connection with or, breach of covenant(s)/term(s)/condition(s) of the Tenancy (including this clause).

(ii)
At the cessation and determination of the Tenancy, the Security Deposit shall be repayable by the Landlord to the Tenant without interest or, in the case of a Security Deposit placed by way of a Banker's Guarantee, returned by the Landlord to the Tenant for cancellation - in both cases, subject to appropriate deductions by and/or payments to the Landlord for damages or any other sums due under the Tenancy (including this clause).

(iii)
At the cessation and determination of the Tenancy, the Premises shall be yielded up to the Landlord forthwith, reinstated and as stipulated under the Tenancy, unless otherwise mutually agreed in writing. Failing which, the Landlord may recover all costs and expenses it incurs in carrying out or causing such decontamination and reinstatement works to be carried out including any tests thereto the Landlord deems necessary.

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2.13	Not to:

(a)	make any application for conversion under Part IV of the Limited Liability Partnerships Act 2005 (as may be amended or revised from time to time); or

(b)
pass any resolution or do any act which may result in the issuance by the Registrar of Companies of a notice of amalgamation under Part VII of the Companies Act (as may be amended or revised from time to time) which may cause the Premises or the tenancy to be transferred to or vested in any amalgamated entity, without our prior written consent. If we in our absolute discretion grant any such consent, we shall have the absolute discretion to impose terms and conditions. The restrictions in section 17 of the Conveyancing and Law of Property Act (Chapter 61) shall not apply.

2.14	Without prejudice and in addition to clause 4.10 of the MT :

(a)
you shall take the Premises on an "as is where is" basis, including any defects (latent, inherent or otherwise) and are deemed to have full notice and knowledge of its state and condition and shall execute such works as may be required to be done or as you may deem necessary (subject to our prior written consent) in respect of the state and condition;

(b)
we shall also not be liable to you or your employees, agents, authorized persons or visitors, or you or their property in respect of any occurrence (including acts of terrorism), or any representations, promises or warranties with respect to the Premises.

(c)
you shall also not hold us in any way liable for any loss of peaceful or quiet possession or enjoyment of the Premises in relation to the events or circumstances stipulated in clause 4.10 of the MT or paragraphs (a) or (b) above.

For avoidance of doubt, the word "otherwise" in clause 4.10(c)(c3) of the MT includes latent defects.

3	Mode of Due Acceptance

(a)	The Offer shall lapse if we do not receive the following by 25 January 2010:

(a 1)	Duly signed letter of acceptance (in duplicate) of the Offer, in the form set out in the Letter of Acceptance attached.
(Please date as required in your letter of acceptance)

(a2)	Payment of the sum set out in the Payment Table attached.

LO_TR(FF-Single Site) 30.016+MT 27.09/30 June 09/LGD-GO+yy+CPD-KGS+LGL+CCW	Page 5

4
You may submit your acceptance and payment by post or if you wish to make a submission personally, you may do so at our Contact Centre at The JTC Summit at 8 Jurong Town Hall Road. Please bring a copy of this letter when making your submission.

5
Please note that payments made prior to your giving us the other items listed above may be cleared by and credited by us upon receipt. However, if those other items are not forthcoming from you within the time stipulated herein, the Offer shall lapse and there shall be no contract between you and us arising hereunder. Any payments received shall then be refunded to you without interest and you shall have no claim of whatsoever nature against us.

6	Variation to the Tenancy

Any variation, modification, amendment, deletion, addition or otherwise of the Offer shall not be enforceable unless agreed by both parties and reduced in writing by us. No terms or representation or otherwise, whether expressed or implied, shall form part of the Offer other than what is contained herein.

7	Season Parking

The carpark for Biopolis is currently managed by Metro Parking (S) Pte Ltd, and you will have to observe and be bound by all the rules and regulations governing the use and operation of the carpark. You are requested to contact Metro Parking (S) Pte Ltd at 1 Lorong 2 Toa Payoh, #02-01, Singapore 319637 (Tel: 6334 7773 Ext. 820 - 823; Fax: 6334 7787) for information and application of season air-parking.

8
Please also note that our granting of your request/application herein docs not at any time prejudice or waive any of our rights or remedies for breaches of your obligations to us. Any waiver by us, to be effective, must be clearly and specifically stated in writing.

9	To guide and assist you, we enclose a Schedule of Statutory Controls for Flatted Factory Occupants.

10	Should you have any queries in the mean time, please contact me.

Yours sincerely

/s/ Benjamin Tan
Benjamin Tan
Senior Officer
Biomedical Department
Biomedical and Chemicals Cluster
DID: 6885 5443 Fax: 6885 5891
E-mail: tanzrb@jtc.gov.sg

ENCS:  [ Payment Table   Specimen BG        Specimen Acceptance Form
                MT (Biopolis   Office/Retail) Schedule of Statutory Controls (SC2)]

LO_TR(FF-Single Site) 30.016+MT 27.09/30 June 09/LGD-GO+yy+CPD-KGS+LGL+CCW	Page 6

Please quote our reference when replying Our Ref: JTC(L)BV3600/8

20 January 2010
JTC Corporation
The JTC Summit
8 Jurong Town Hall Road
Singapore 609434
ES CELL INTERNATIONAL PTE LTD
60 Biopolis Street	JTC hotline 1800 568 7000
Genome #01-03	main line (65) 6560 0056
Singapore 138672	facsimile (65) 6565 5301
Attn: Ms Susan Lourdes	website www.jtc.gov.sg

Dear Ms Susan

AMENDMENT TO THE RENEWAL OFFER OF TENANCY FOR OFFICE SPACE KNOWN AS PRIVATE LOT A1857102 AT 60 BIOPOLIS STREET GENOME UNIT #01-03 SINGAPORE 138672 ("Premises")

1.	We refer to our letter of renewal offer of tenancy dated 11 January 2010 ("our Offer Letter").

2.	Clause 2.1 of our Offer Letter shall be amended as follows:

2.1	The Premises

Private Lot A1857102 also known as Unit #01-03 ("the Premises") in 60 Biopolis Street, Genome ("The Building") Singapore 138672

3.	Please note that except as expressly provided in paragraph 2 above, our Offer Letter remains unchanged.

LoO (Office) - January 2010

4.	Please reference to our Offer Letter and this Amendment Letter in your acceptance letter.

Yours sincerely

/s/ Tan Zhi Rong Benjamin

Tan Zhi Rong Benjamin
Senior Officer
Biomedical Dept
Biomedical & Chemicals Cluster
JTC CORPORATION

DID: 6885 5443
FAX: 6565 5301
E-mail: tanzrb@jtc.gov.sg

LoO (Office) - January 2010

25 January 2010

Biomedical Department
Biomedical & Chemicals Cluster
The JTC Summit
8 Jurong Town Hall Road
Singapore 609434

Attention: Mr Tan Zhi Rong Benjamin

Dear Mr Benjamin,

RENEWAL OFFER OF TENANCY FOR OFFICE SPACE ON PTE LOT A1857102 AT 60 BIOPOLIS STREET #01-03 GENOME, SINGAPORE 138672

We refer to your letter of Offer and the e-Statement letter, both dated 11 January 2010 for the tenancy and subsequent amendment letter dated 20 January 2010. We hereby confirm acceptance of the covenants, terms and conditions of the Offer and e-Statement letter, including your email confirmation dated 22 January 2010 regarding the payment table.

We are currently on GIRO and are agreeable to use our existing cash deposit of S$2,598.41 (1 month's deposit) as confirmation of our acceptance.

We understand and agree that we will only be able to view our Statement of Accounts (SA) in Krypton and confirm that the following email addresses are the authorized recipients to receive the email notification to view our SA or e-Statement in Krypton.

Email address 1: aleong@escellinternational.com
Email address 2: slourdes@escellinternational.com

Thank you.

For and on behalf of:	in the presence of:

/s/ Bruce Davidson	/s/ Suzan Lourdes
ES Cell International Pte Ltd
Bruce Davidson	Suzan Lourdes
General Manager & CSO	NRIC No: S6942897E

ES Cell International Pte Ltd
60 Biopolis Street, #01-03 Genome, Singapore 138672
Telephone: +65 6774 9533 Facsimile: +65 6774 5077
Web: www.escellinternational.com